EXHIBIT 23.3

Consent of the Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2021 (except for Note 1 Revision of Prior Period Financial Statements, as to which the date is March 1, 2023), with respect to the consolidated financial statements of SunOpta Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada
August 10, 2023